EXHIBIT 4.2

              CHIQUITA BRANDS INTERNATIONAL, INC.

                              and

                   FIFTH THIRD BANK, Trustee

                 -----------------------------

                 THIRD SUPPLEMENTAL INDENTURE

                          Dated as of
                         June 15, 1999

                               To

                           INDENTURE

                 Dated as of February 15, 1994

                 -----------------------------


     Amending the Indenture, dated as of February 15, 1994, as previously supplemented (a) with respect to the 9-1/8% Senior Notes due 2004 issued thereunder by a Board Resolution dated February 8, 1994 and by the First Supplemental Indenture dated as of June 15, 1994, (b) by the Second Supplemental Indenture dated as of July 15, 1996 and (c) with respect to the 10-1/4% Senior Notes due 2006 issued thereunder by a Board Resolution dated July 23, 1996.

          THIRD SUPPLEMENTAL INDENTURE (the "Third
     Supplemental Indenture"), dated as of June 15, 1999, between
     CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (the "Company"), and FIFTH THIRD BANK, an Ohio banking corporation (f/k/a The Fifth Third Bank), as Trustee (the
     "Trustee").


                          RECITALS

               The Company and the Trustee are parties to an Indenture, dated as of February 15, 1994 (the "Original
     Indenture") relating to the issuance from time to time by the Company of its Senior Debt Securities on terms to be specified at the time of issuance. The Indenture has been previously supplemented by (a) a Board Resolution dated February 8, 1994
     (the "1994 Board Resolution") pursuant to which the Company issued its 9-1/8% Senior Notes due 2004 in the aggregate principal amount of $175,000,000 (the "9-1/8% Senior Notes"),
     (b) the First Supplemental Indenture dated as of June 15, 1994
     (the "First Supplemental Indenture") relating to the 9-1/8%
     Senior Notes, (c) the Second Supplemental Indenture dated as of July 15, 1996 (the "Second Supplemental Indenture") and (d) a Board Resolution dated July 23, 1996 (the "1996 Board Resolution") pursuant to which the Company issued its 10-1/4% Senior Notes due 2006 in the aggregate principal amount of $150,000,000 (the "10-1/4% Senior Notes"). The Original
     Indenture, as so supplemented by the 1994 Board Resolution, the First Supplemental Indenture, the Second Supplemental
     Indenture and the 1996 Board Resolution, is herein referred to as the "Indenture". The 9-1/8% Senior Notes and the 10-1/4% Senior Notes are the only series of Debt Securities outstanding under the Indenture. Capitalized terms used herein, not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

               The Company has duly authorized the execution and delivery of this Third Supplemental Indenture in order to
     (i) provide for the issuance of securities in foreign currencies and (ii) make certain other amendments to the Indenture in connection with future series of Debt Securities, which may be issued under the Indenture, but not the 9-1/8% Senior Notes or the 10-1/4% Senior Notes.

               The 9-1/8 Senior Notes are governed solely by the Original Indenture, as supplemented by the First Supplemental Indenture and the 1994 Board Resolution. The 10-1/4% Senior Notes are governed solely by the Original Indenture, as supplemented solely by the First Supplemental Indenture, the Second Supplemental Indenture and the 1996 Board Resolution.

               The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Third Supplemental Indenture.

               Section 901(4) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to add to, change or eliminate any of the provisions of the Indenture; provided, however, that any such additions, changes or eliminations shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply.

               The Company has determined that this Third
     Supplemental Indenture complies with Section 901(4) and does not require the consent of any Holders of Debt Securities. On the basis of the foregoing, the Trustee has determined that this Third Supplemental Indenture is in form satisfactory to it.

               The Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of
     Section 903 of the Indenture, stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Third Supplemental Indenture, together with such other documents as may have been required by Section 102 of the Indenture.

               All things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.


               NOW, THEREFORE, it is agreed that the Indenture is amended for the equal and proportionate benefit of all Holders of Debt Securities issued under the Indenture after the date hereof.


                          ARTICLE I
                 AMENDMENTS TO THE INDENTURE

               Section 1.1. Section 101 of the Indenture is hereby amended by amending and adding the following definitions:

               The following definition is added after the definition of "Act":

               "Additional Amounts" means any Additional Amounts which are required hereby or by the terms of any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

               The following definition is added after the definition of "Authenticating Agent":

               "Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

               The following definition is added after the definition of "corporation":

               "currency" or "money", with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on any Security, means the unit or units of legal tender for the payment of public and private debts (or any composite thereof) in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof, means Dollars.

               The following definition is added after the definition of "Exchange Act":

               "Government Obligations", with respect to any Security, means (i) direct obligations of the government or governments which issued the currency in which the principal of or any premium or interest on such Security shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government or governments, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a Depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such Depository receipt.

               The following definitions are added after the definition of "Interest Payment Date":

               "Judgment Currency" has the meaning specified in
     Section 115.

               "Legal Holiday", with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment or other location are not authorized or obligated to be open.

               The following definition is added after the definition of "Regular Record Date":

               "Required Currency" has the meaning specified in
     Section 115.

               The definition of "U.S. Depositary" is amended to read in its entirety as follows:

               "U.S. Depositary" or "Depositary" means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depositary or Depositary by the Company in or pursuant to this Indenture which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act, or any successor thereto, which shall in either case be designated by the Company pursuant to
     Section 301, until a successor U.S. Depositary or Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" or "Depositary" shall mean or include each Person who is then a U.S. Depositary or Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" or "Depository" as used with respect to the Debt Securities of any series shall mean the U.S. Depository or Depository with respect to the Debt Securities of that series.

               Section 1.2.  Section 106 of the Indenture is
     amended by adding the following to the end of the first paragraph thereof:

               If a series of Debt Securities is listed on any stock exchange outside the United States and such stock exchange so requires, such notice shall also be given by publication in an Authorized Newspaper in such city and on such days or by such other means as the Company shall advise the Trustee that such stock exchange so requires.

               Section 106 of the Indenture is further amended by adding the following to the end of the second paragraph thereof:

               Neither the failure to give notice by publication in an Authorized Newspaper or as otherwise required by a stock exchange outside the United States, nor any defect in such notice as published or otherwise given, shall affect the sufficiency of any notice mailed to Holders of Debt Securities as provided above.

               Section 1.3.  Article One of the Indenture is
     amended by adding Section 115 as follows:

               Section 115. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Debt Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the spot rate of exchange into the Judgment Currency for the Required Currency and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and
     (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

               Section 1.4.  Section 301(4) of the Indenture is
     amended by adding "whether and under what circumstances
     Additional Amounts on Debt Securities of that series shall be payable" to the end thereof.

               Section 301 of the Indenture is hereby amended by renumbering Sections 301(8), 301(9), 301(10), 301(11),
     301(12), 301(13), 301(14) and 301(15) and by adding new
     Sections 301(8), 301(9) and 301(10) as follows:

               (8) if other than U.S. Dollars, the currency or currencies or units based on or related to currencies in which the Debt Securities of such series shall be denominated and in which payments of principal of (and premium, if any) and interest, if any, on such Debt Securities shall or may be payable;

               (9) if the principal of (and premium, if any) or interest, if any, on the Debt Securities of a series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies or units based on or related to currencies other than that in which the Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

               (10) if the amount of payments of principal of (and premium, if any) and interest, if any, on the Debt Securities of a series may be determined with reference to an index based on (i) a currency or currencies or units based on or related to currencies other than that in which the Debt Securities are stated to be payable, (ii) changes in the price of one or more other securities or groups or indexes of securities or (iii) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts shall be determined;

               Section 1.5.  Section 401(a)(1)(B)(ii) of the
     Indenture is amended by deleting "U.S. Government Obligations" and replacing it with "Government Obligations."

               Section 401(a) is amended by adding the paragraphs
     (5) and (6) to the end thereof as follows:

               (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (6) the Company delivers to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

               Section 401(b) is amended to read in its entirety as follows:

          (b) Upon the satisfaction of the conditions set forth in this Section 401 with respect to all the Debt Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Debt Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to
     Section 401(a)(1)(B); provided, however, that in no event shall the Company be discharged from (i) any payment obligations (including Additional Amounts) in respect of Debt Securities of such series which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (ii) from any obligations under Sections 402(b), 607 and 610 and (iii) from any obligations under Sections 305 and 306 (except that Debt Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Debt Securities shall not be obligations of the Company) and Sections 701, 1002 and Article Thirteen; and provided, further, that in the event a petition for relief under the Bankruptcy Act of 1978 or Title 11 of the United States Code or a successor statute is filed and not discharged with respect to the Company within 91 days after the deposit, the entire indebtedness on all Debt Securities of such series shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request.

               Section 402(b)of the Indenture is amended by deleting both instances of "U.S. Government Obligations" and replacing it in each case with "Government Obligations."

               Section 402(c)of the Indenture is amended by deleting each instance of "U.S. Government Obligations" and replacing it in each case with "Government Obligations."

               Section 404 of the Indenture is amended by deleting each instance of "U.S. Government Obligations" and replacing it in each case with "Government Obligations."

               Section 1.6.  Section 501(1) of the Indenture is
     amended to read in its entirety as follows:

               (1) default in the payment of any installment of interest upon or any Additional Amount with respect to any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

               Section 501(5) is amended by adding "(or its equivalent in any other currency or currencies)" after the words "$10 million."

               Section 1.7.  Section 602 of the Indenture is
     amended to read in its entirety as follows:

               Section 602.  Notice of Defaults.

               Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any particular series, the Trustee for the Debt Securities of such series shall give to Holders of Debt Securities of that series, in the manner set forth in Section 106, notice of such default known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest or Additional Amounts, if any, on any Debt Security of that series, or in the deposit of any sinking fund payment with respect to Debt Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of that series; and provided, further, that in the case of any default of the character specified in
     Section 501(3) with respect to Debt Securities of that series no such notice to Holders shall be given until at least
     60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of that series.

               Section 1.8.  Section 801(1) of the Indenture is
     hereby amended to read in its entirety as follows:

               (1)(a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company as an entirety (the "Surviving Entity") (x) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia, or the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, the Netherlands Antilles or such other jurisdiction, if any, as may be set forth in the Board Resolution establishing the Debt Securities of a particular series and (y) shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium and Additional Amounts, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and (b) in the event that the Company or the Surviving Entity is organized in a jurisdiction other than the United States of America or any State thereof or the District of Columbia that is different from the jurisdiction in which the obligor on the Notes was organized immediately before giving effect to the transaction:

               (i) the Company or the Surviving Entity shall deliver to the Trustee under the Indenture an Opinion of Counsel stating that (x) the obligations of the Company or the Surviving Entity under the Indenture are enforceable under the laws of the new jurisdiction of its formation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law and (y) the Holders of Notes will not recognize any income, gain or loss for U. S. federal income tax purposes as a result of the transaction and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred;

               (ii) the Company or the Surviving Entity shall agree in writing to (x) (1) submit to the jurisdiction of any court of the State of New York or any United States
               Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States of America and any appellate court from any thereof, (2) waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Debt Securities and (3) agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Surviving Entity and may be enforced in any court the jurisdiction of which the Company or the Surviving Entity is subject to by a suit upon such judgment; provided that service of process is effected in the manner provided in clause (y) below; and (y) shall (1) irrevocably appoint an agent for the service of process in the Borough of Manhattan, the City of New York, New York, United States of America, for so long as any of the Debt Securities are outstanding or the Company or the Surviving Entity irrevocably appoints a successor, (2) represent and warrant to the Trustee the acceptance of such appointment by such agent, (3) take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect and (4) agree that service of process upon such agent and written notice of such service to the Company or the Surviving Entity shall be deemed, in every respect, effective service of process upon the Company;

               (iii) the Company or the Surviving Entity shall agree in writing to pay Additional Amounts with respect to the Company, except that such Additional Amounts shall relate to any withholding tax whatsoever regardless of any change of law, subject to exceptions substantially similar to those contained in the Indenture; and

               (iv) the Board of Directors of the Company or the Surviving Entity shall determine, which determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee, in good faith that such transaction will have no material adverse effect on any Holder of Notes.

               Section 1.9.  Section 902(1) is amended by adding
     "or change the currency in which, the principal of or any premium or interest (including Additional Amounts) on, any Debt Security is payable" to the end thereof.

               Section 1.10.  The Indenture is hereby amended by
     adding Article Thirteen as follows:

                      ARTICLE THIRTEEN

                     ADDITIONAL AMOUNTS

               SECTION 1301. Applicability of this Article. If any series of Debt Securities provides for the payment of Additional Amounts, the Company agrees to pay to the Holder of any such Debt Security Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Debt Security of any series or the net proceeds received on the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

               Except as otherwise provided in or pursuant to this Indenture, if the Debt Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Debt Securities (or if the Debt Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Debt Securities of such series shall be made to Holders of Debt Securities of such series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Debt Securities of such series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debt Securities, and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Debt Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

               Section 1.11. The Indenture is hereby amended by adding Article Fourteen as follows:

                      ARTICLE FOURTEEN

              SECURITIES IN FOREIGN CURRENCIES

               Section 1401. Applicability of Article. If any series of Debt Securities is denominated in a currency other than that of the United States and unless otherwise provided in the terms of such series of Debt Securities, whenever this Indenture provides for any action by, the determination of the rights of, or any distribution to, Holders of Debt Securities of such series, the amount of such Debt Securities shall be deemed to be that amount of United States Dollars that could be obtained for such amount of Debt Securities on the basis of the spot rate of exchange into United States Dollars for the currency in which such Debt Securities are denominated (as evidenced to the Trustee by an Officer's Certificate) as of the date of such action, determination of rights or distribution (as evidenced to the Trustee by an Officer's Certificate).


                         ARTICLE II
                        MISCELLANEOUS

               Section 2.1. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

               Section 2.2.  All provisions of this Third
     Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture; and the Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

               Section 2.3.  In case any provision in this Third
     Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               Section 2.4. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person (other than the parties hereto, any Debt Security Registrar, any Paying Agent, and Authenticating Agent and their successors under the Indenture, and the Holders of the Debt Securities), any benefit or any legal or equitable right, remedy or claim under the Indenture.

               Section 2.5.  This Third Supplemental Indenture
     shall be governed by and construed in accordance with the laws of the State of New York.


          IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized as of the day and year first above written.


                                CHIQUITA BRANDS INTERNATIONAL, INC.,

     [Seal]
                                by
                                /s/ Gerald R. Kondritzer
                                ----------------------------------
                                Name:  Gerald R. Kondritzer
                                Title: Vice President & Treasurer


     [Attest]  Donna K. Leonard



                           FIFTH THIRD BANK, Trustee,

     [Seal]
                              by
                                /s/ Kerry Byrne
                                ----------------------------------
                                Name:  Kerry Byrne
                                Title: Vice President

          [Attest]  Thomas P. Huelsman

     STATE OF OHIO       )
                         ) ss.:
     COUNTY OF HAMILTON  )

               On the 22nd day of June, 1999, before me personally came Kerry Byrne to me known, who being by me duly sworn, did depose and say that he resides at 2341 Eastmill Avenue, that he is a Vice President of FIFTH THIRD BANK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                              /s/ Amy L. Hartung
                              ---------------------------
                              Notary Public
                              Commission Expires:4-7-2003

          [Seal]


     STATE OF OHIO       )
                         ) ss.:
     COUNTY OF HAMILTON  )

               On the 22nd day of June, 1999, before me personally came Gerald R. Kondritzer to me known, who being by me duly sworn, did depose and say that he resides at 2324 Madison
     Rd., Cincinnati Ohio, that he is a Vice President & Treasurer of CHIQUITA BRANDS INTERNATIONAL, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   /s/ Barbara Howland
                                   -----------------------------
                                   Notary Public
                                   Commission Expires: 7-27-2003

[Seal]